Exhibit 32.1
CERTIFICATION
Each of the undersigned hereby certifies, for the purposes of Section 1350 of Chapter 63 of title 18 of the United States Code, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, in his capacity as an officer of NationsHealth, Inc. (“NationsHealth”), that, to his knowledge, the Annual Report of NationsHealth on Form 10-K for the year ended December 31, 2005, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in such report fairly presents, in all material respects, the financial condition and results of operation of NationsHealth.

Date: March 31, 2006	By:	/s/ Glenn M. Parker, M.D.
Glenn M. Parker, M.D.
Chief Executive Officer (Principal Executive officer)

Date: March 31, 2006	By:	/s/ Timothy Fairbanks
Timothy Fairbanks
Chief Financial Officer (Principal Financial officer)